UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 22, 2007

VORNADO REALTY L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue
New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 3.02 and 5.03	Unregistered Sale of Equity Securities and Amendments to Articles of Incorporation or Bylaws; Change of Year

Issuance of Class B Units of Vornado Realty L.P.

On January 18, 2007, Vornado Realty Trust, as general partner of Vornado Realty L.P., a Delaware limited partnership (the “Operating Partnership”), amended the agreement of limited partnership of the Operating Partnership to restructure, effective as of October 2, 2006, the Series B Preferred Units previously held by Park Realty (IL), LLC and Park Realty (DC), LLC (the “Limited Partners”) in the form of Class B Units (including Class B-1 Units and Class B-2 Units). A copy of that amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

On January 18, 2007, the Operating Partnership issued 139,798 Class B-1 Units and 304,761 Class B-2 Units to the Limited Partners in a private placement exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereunder. Subject to the conditions set forth in the amendment as attached hereto, the Limited Partners have the right to convert all or a portion of their Class B Units into Class A Units and the Operating Partnership has the right to redeem all or a portion of the Class B Units for Class A Units.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

3.1	Thirty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership, amended as of January 18, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)

By:	VORNADO REALTY TRUST,

Sole General Partner

By:	/s/ Joseph Macnow

	Name:	Joseph Macnow
	Title:	Executive Vice President - Finance and
Administration and Chief Financial Officer

Date: January 22, 2007

EXHIBIT INDEX

3.1	Thirty-Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership, amended as of January 18, 2007.